UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Eagle Ford Acquisition

On September 24, 2014, Atlas Resource Partners, L.P. (the “Partnership”), directly and through its wholly-owned subsidiary, ARP Eagle Ford, LLC (“ARPEF”), and together with its affiliate, Atlas Growth Eagle Ford, LLC (“AGEF” and together with ARPEF, “Purchaser”), entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) with Cima Resources, LLC and Cinco Resources, Inc. (together, the “Seller”).

The Purchase Agreement provides for the acquisition (the “Acquisition”) of certain of Seller’s oil and gas interests in Atascosa County in Texas (the “Assets”) for $340 million, of which $200 million will be paid by the Partnership upon closing of the Acquisition, subject to certain purchase price adjustments, and $140 million will be paid over the four quarters following closing . The Partnership will pay $25 million of the deferred portion of the purchase price in three quarterly installments beginning March 31, 2015, and AGEF will pay $115 million of the deferred portion purchase price in four quarterly installments following closing. The Partnership provided a guaranty to the Seller of timely payment of the deferred portion of the purchase price that is to be paid by AGEF. Pursuant to the Shared Acquisition and Operating Agreement dated as of September 24, 2014 (the “Operating Agreement”) between ARPEF and AGEF, the Partnership will have the right to receive some or all of the Assets acquired by AGEF in the event of AGEF’s failure to contribute its portion of any deferred payments. ARPEF and AGEF will each become operator of its respective portion of the Assets after the Acquisition. The transaction is expected to close in the last quarter of 2014, with an effective date of July 1, 2014. The purchase price adjustments include, among others, reductions for, subject to certain exceptions and limitations: the allocated value of certain Assets with respect to which third-party consents are not received within the required period and the value of title defects and environmental defects with respect to the Assets.

The Purchase Agreement contains customary representations and warranties of the parties and covenants of the parties. The closing of the Acquisition is subject to certain closing conditions, including, among others, that certain joint operating agreements of Seller will be terminated and the related interests released. The Purchase Agreement also provides for the parties to indemnify each other with respect to certain matters following the closing. The Purchase Agreement provides for certain termination rights, including, among others, the right of Purchaser or Seller to terminate (i) if closing has not occurred by December 15, 2014, so long as the terminating party’s breach of the Agreement is not the principal cause of the closing not occurring by the specified date, (ii) if the reduction in the purchase price for title and environmental defects and casualty losses is greater than 10% of the unadjusted purchase price, or (iii) if either party materially breaches the Purchase Agreement and fails to cure such breach within 10 days. In addition, Purchaser may terminate if the Partnership has not met certain financing requirements, in amounts and on terms satisfactory to the Partnership.

The foregoing description of the Purchase Agreement, the Operating Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, filed as Exhibits 2.1 and 2.2, respectively, to this Current Report, which is incorporated herein by this reference.

Credit Agreement Amendment

On September 24, 2014 (the “Effective Date”), the Partnership entered into a Fourth Amendment to the Second Amended and Restated Credit Agreement (the “Fourth Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amendment amends the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated July 31, 2013 among the Partnership, as borrower, the administrative agent and the lenders party thereto.

The Fourth Amendment was entered into in connection with the Acquisition. Among other things, the Fourth Amendment:

•	amends the investment covenant to permit the guarantee by the Partnership of certain deferred purchase price obligations and contingent indemnity obligations of AGEF, its parent and its subsidiaries, in the Purchase Agreement, provided (i) the aggregate amount of the deferred purchase price obligations shall not exceed $115,000,000, (ii) the Partnership shall have received, from and after the Effective Date through and including the closing date of the Acquisition, either (A) net cash proceeds from the issuance of its equity interests and the issuance of unsecured senior notes in an aggregate amount not less than $125,000,000 (of which not less than $75,000,000 shall be net cash proceeds from the issuance of its equity interests) or (B) net cash proceeds from the issuance of its equity interests in an aggregate amount not less than $115,000,000, which net cash proceeds shall, in either case, be used to satisfy a portion of the non-deferred purchase price obligations in connection with the Acquisition, (iii) ARP may not make any cash payments in respect of any deferred purchase price or contingent indemnity obligations under the Purchase Agreement unless the the Partnership has unused availability under its Credit Agreement borrowing base in an amount not less than $75,000,000 after giving effect to any such payment, and (iv) certain other conditions are met; and

•	amends the swap agreement covenant to permit, with certain constraints, swap agreements entered into by the Partnership and the restricted subsidiaries under the Credit Agreement (“Restricted Subsidiaries”) fixing prices on crude oil expected to be produced by the Partnership and the Restricted Subsidiaries from proved developed producing oil and gas properties to be acquired pursuant to the Purchase Agreement.

This summary of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Amendment, filed as Exhibit 10.1 to this Current Report, which is incorporated herein by this reference.

Class D Preferred Unit Underwriting Agreement

On September 25, 2014, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), to issue and sell 3,200,000 8.625% Class D cumulative redeemable perpetual preferred units (the “Firm Units”) representing limited partner interests of the Partnership (the “Class D Units”) at a public offering price of $25.00 per Class D Unit in an underwritten public offering (the “Equity Offering”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 480,000 Class D Units (together with the Firm Units, the “Units”) on the same terms as the Firm Units. The Partnership will pay cumulative distributions in cash on the Units on a quarterly basis at a rate of $2.15625 per unit, or 8.625% of the liquidation preference, per year.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into the Underwriting Agreement; these representations, warranties and covenants are not factual information to investors about the Partnership. This summary of the Underwriting Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Amendment, filed as Exhibit 1.1 to this Current Report, which is incorporated herein by this reference.

The Units were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3ASR (Registration No. 333-193727) (the “Registration Statement”). The Equity Offering is being made pursuant to the prospectus supplement dated September 25, 2014 (“Prospectus Supplement”), and the accompanying prospectus dated February 3, 2014, constituting a part of the Registration Statement.

Item  2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable.

(b)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

1.1	Underwriting Agreement, dated September 25, 2014, among Atlas Resource Partners, L.P. and the underwriters named therein

2.1	Purchase and Sale Agreement, dated September 24, 2014, by and between Cinco Resources, Inc., Cima Resources, LLC, ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Resource Partners, L.P. The schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

2.2	Shared Acquisition and Operating Agreement, dated September 24, 2014, by and among ARP Eagle Ford, LLC and Atlas Growth Eagle Ford, LLC. The schedules to the Shared Acquisition and Operating Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

10.1	Fourth Amendment to the Second Amended and Restated Credit Agreement by aand among Atlas Resource Partners, L.P., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2014	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Its:	Chief Financial Officer